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Exhibit 99


                                                           For Immediate Release
                                                           ---------------------


LOCKHEED MARTIN - COMSAT TO COMBINE
ACTION BOOSTS WORLDWIDE COMPETITION,
BENEFIT USERS OF GLOBAL TELECOMMUNICATIONS SERVICES



BETHESDA, Maryland, September 20, 1998 -- The boards of directors of Lockheed Martin Corporation (NYSE:LMT) and COMSAT Corporation (NYSE:CQ) jointly announced today their two companies have entered into a definitive merger agreement providing for the combination of COMSAT with Lockheed Martin in a two-phase transaction valued at approximately $2.7 billion. Upon completion of the transaction, COMSAT will become an integral element of Lockheed Martin Global Telecommunications, a wholly owned subsidiary recently formed to provide satellite network-based solutions and develop terrestrial networking technologies for corporate and government customers worldwide.

In the first phase of the transaction, Lockheed Martin within five business days will begin a cash tender offer to purchase up to 49% of the outstanding common stock of COMSAT, at a price of $45.50 per share in cash, with an estimated value of $1.3 billion. The tender offer will be made only pursuant to definitive offering materials to be filed with the Securities & Exchange Commission and mailed to all COMSAT shareholders. Lockheed Martin anticipates funding the tender offer through monetization of a portion of its portfolio of equity securities, depending on market conditions at the time of the close of the tender offer.

This tender offer will be subject to certain conditions, including approval by COMSAT shareholders, Federal Communications Commission (FCC) approval of a merger of a common carrier subsidiary of COMSAT into a Lockheed Martin subsidiary, and FCC designation of that Lockheed Martin subsidiary as an "authorized carrier" under the 1962 Communications Satellite Act. The companies anticipate the approval process will take approximately six to nine months.

The transaction's second phase, the merger of a second Lockheed Martin subsidiary and COMSAT, is contingent upon the satisfaction of certain conditions, including enactment of federal legislation to remove the existing restrictions on authorized carrier ownership of COMSAT voting stock. Legislation addressing the ownership cap already has been introduced in Congress. This merger will be
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accomplished by an exchange of Lockheed Martin common stock for COMSAT common stock at a ratio of 0.5. This phase of the transaction is valued at approximately $1.4 billion, based on recent market prices for Lockheed Martin common stock.

Vance Coffman, Lockheed Martin chairman and CEO, said, "This initiative will unite two advanced-technology companies with complementary capabilities in the commercial, space-based telecommunications industry. The new subsidiary will benefit communications users in the United States and around the world by creating a dynamic new global competitor. Ultimately, it is anticipated that Lockheed Martin Global Telecommunications will access the public equity markets."

Based in Bethesda, Maryland, COMSAT focuses on two lines of business: international satellite communications services and digital networking services and technology. COMSAT is the U.S. signatory to the International Telecommunications Satellite Organization (INTELSAT), a 143-member nation organization that serves more than 180 countries, and the International Mobile Satellite Organization (Inmarsat), which provides mobile satellite communications worldwide, and is the largest provider of space segment capacity in these organizations.

COMSAT offers voice, data and video transmission services for its customers, which include telecommunications carriers, private-network providers, multinational corporations, the U.S. government and a variety of broadcasting organizations. COMSAT's digital networking services business operates in 11 countries, and provides its customers in rapidly growing international markets with start-to-finish networking solutions. COMSAT employs some 1,700 people.

COMSAT's president and chief executive officer, Betty C. Alewine, said, "This agreement gives value to our shareholders, offers opportunities for our employees and adds competition to the marketplace. Working together, Lockheed Martin and COMSAT will meet the exploding demand for broadband, Internet and virtual private network services. Today, COMSAT has found a partner that shares its vision for the future of privatized international telecommunications. Our partnership will expand competition in this market to the benefit of customers and the industry."

Lockheed Martin's new Global Telecommunications subsidiary comprises Lockheed Martin Intersputnik, a joint venture between Lockheed Martin and Moscow-based Intersputnik that is scheduled to deploy its first satellite early in 1999; AstrolinkTM System, a Lockheed Martin strategic venture that will provide global interactive multimedia services using next-generation broadband satellite technology; Communications Systems, which markets commercial satellite communications systems capabilities,
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including network engineering and systems integration expertise; and Lockheed
Martin's joint venture with GE Americom that is scheduled to launch a satellite next year that will service broadcasters in the Asia-Pacific region.

John V. Sponyoe, Lockheed Martin Global Telecommunications' chief executive officer, said "This combination accelerates the momentum of Global Telecommunications in its evolution into an enterprise well-positioned to quickly become a premier global communications network service provider, a market expected to grow from some $50 billion today to $120 billion by the year 2002.

"Our combined space-based infrastructure will enable us to deliver uniform global coverage and capabilities for Internet and network service providers, broadcasters and multi-national corporations -- literally any time and anywhere.

"Just as importantly, Lockheed Martin Global Telecommunications and COMSAT are committed to achieving timely, pro-competitive privatization of INTELSAT and Inmarsat," Sponyoe said.

Bear, Stearns & Co., Inc., is financial advisor to Lockheed Martin, will act as dealer manager in connection with the tender offer, and also rendered a fairness opinion. Donaldson, Lufkin & Jenrette Securities Corporation is financial advisor to COMSAT and rendered a fairness opinion to COMSAT's board of directors.

Headquartered in Bethesda, Maryland, Lockheed Martin is a highly diversified enterprise principally engaged in the research, design, development, manufacture and integration of advanced-technology systems, products and services. The Corporation's primary businesses span space, telecommunications, electronics, information and services, aeronautics, energy and systems integration.
Employing approximately 170,000 people worldwide, Lockheed Martin had 1997 sales surpassing $28 billion.


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CONTACT: Media: Lockheed Martin News & Information, 301/897-6258, 6352 or 6230
                COMSAT Corporate Affairs, 301/214-3442

         Investors: Lockheed Martin Investor Relations, 301/897-6584 or 6455
                    Comsat Investor Relations: 301/214-3244
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NOTE:  Statements which are not historical facts are forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from anticipated results including the assumption that the combination is consummated, effects of government budgets and requirements, economic conditions, competitive environment, timing of awards and contracts; the outcome of contingencies including litigation and environmental remediation, and program performance in addition to other factors not listed. See in this regard the Corporations' filings with the Securities and Exchange Commission. The Corporations do not undertake any obligation to publicly release any revisions to forward looking statements to reflect events or circumstances or changes in expectations after the date of this press release or the occurrence of anticipated events.